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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  January 1, 1994

                              Hanover Direct, Inc.
             (Exact name of registrant as specified in its charter)


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
               Delaware                                 1-12082                         13-0853260
     (State or other jurisdiction                     (Commission                  (IRS Employer
           of incorporation)                          File Number)                 Identification No.)


          1500 Harbor Boulevard, Weehawken, New Jersey          07087
          Address of principal executive offices)          (Zip Code)


                                 (201) 319-3400
              (Registrant's telephone number, including area code)


                                       --
         (Former name or former address, if changed since last report.)
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ITEM 5.     OTHER EVENTS.


     On January 1, 1994, Hanover Direct, Inc., acting through its subsidiary, Hanover Ventures, Inc. ("Hanover"), entered into a License Agreement (the "License") with Sears Shop At Home Services, Inc., a subsidiary of Sears, Roebuck and Co. ("Sears"), pursuant to which Sears has granted to Hanover certain rights to marketing lists owned by Sears, together with certain other rights incidental thereto, in order to allow Hanover to conduct a number of specialty catalog programs ("Programs") targeted at more than 24 million Sears customers ("Customers"). As an inducement to Sears to enter into the License and grant the rights thereunder, Hanover has issued to Sears a warrant (the "Warrant") to purchase, subject to certain performance levels, shares of the Company's Common Stock, par value $0.66% per share (the "Common Stock"). The following is a summary description of the basic terms and conditions of the License and the Warrant. The summary is qualified in its entirety by reference to the License and the Warrant, a copy of each of which is attached hereto as an Exhibit to this Form 8-K and incorporated herein by reference.

     Under the License, Hanover is responsible for the manufacture or acquisition of all products to be sold to Customers under the Programs; the development, printing and mailing of catalogs; the processing of all Customer orders; the sale of all products to Customers; and all customer service matters, including the handling of all returns of products from Customers. In connection with any Program, Hanover may utilize certain direct marketing methods to solicit Customers for the Programs, including distribution of catalogs, telemarketing and use of bouncebacks (product shipped to Customer together with solicitation). Sears shall provide Hanover with a Customer list for each Program and shall provide advice in connection with Hanover's marketing efforts of any item of merchandise offering under any Program. The specialty catalogs incorporated in the Programs will be based on Hanover catalogs and contain new cover pages and will include "Show Place", featuring bed and bathroom accessories; "Great Kitchens", offering kitchen accessories and table-top appliances; and "Beautiful Style", with "after 5" women's apparel in sizes 14 and larger. The initial term of the License is three years. Thereafter, the License shall continue for an indefinite period, subject to termination by either party upon 12-months prior written notice.

     Under the terms of the Warrant, subject to the fulfillment of certain conditions, Sears shall have the right, which may be exercised, in whole or in part, to

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purchase from Hanover (i) up to 3,500,000 whole shares of Common Stock in the event that Hanover shall have achieved under the Programs, during the one year period commencing on January 1, 1998 and ending on December 31, 1998, both (A) at least Two Hundred Fifty Million Dollars ($250,000,000) in Licensed Sales Revenues (as defined in the Warrant) and (B) at least Thirty Million Dollars ($30,000,000) of Licensed EBIT (as defined in the Warrant) or (ii) up to 7,000,000 whole shares of Common Stock in the event that Hanover shall have achieved under the Programs, during the one year period commencing on January 1, 1998 and ending on December 31, 1998, both (A) Five Hundred Million Dollars ($500,000,000) in Licensed Sales Revenues and (B) at least Sixty Million Dollars ($60,000,000) of Licensed EBIT. The Warrant provides that the number of shares purchasable thereunder is subject to appropriate adjustment in the event of stock splits, subdivision, reclassifications and similar events and in the event of business combinations in which Hanover is not the surviving party. Under the Warrant, Hanover has also granted to Sears certain rights, under certain circumstances, to request Hanover to register the shares of Common Stock issued or issuable upon exercise of the Warrant. The Warrant is exercisable at any time during the 90-day period commencing on January 1, 1999 for an exercise price per share equal to $10.57. The Warrant is nontransferable except to certain affiliates of Sears under certain limited circumstances.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

     (c)    Exhibits.

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
     Exhibit No.                                              Page No.
     -----------                                              --------
     2.1 -  Form of License Agreement                             5

     2.2 -  Form of Warrant Agreement,                          209
            with Form of Warrant Certificate
            attached thereto
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    HANOVER DIRECT, INC.



Date:  January 10, 1994             By /s/ Michael P. Sherman
                                      -----------------------
                                      Name: Michael P. Sherman
                                      Title: Executive Vice President





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                                EXHIBIT INDEX

Exhibit No.                                                  Page No.
- -----------                                                  --------
     2.1 -  Form of License Agreement                             5

     2.2 -  Form of Warrant Agreement,                          209
            with Form of Warrant Certificate
            attached thereto